Exhibit 4(8)

STATE OF ISRAEL

MINISTRY OF FINANCE

DIRECTOR GENERAL

May 7, 2013

CONSENT

Re:            Registration Statement of

        State of Israel on Schedule B

I, Yael Andorn, Director General of the Ministry of Finance of the State of Israel, hereby consent to the reference to the Director General under the caption “Official Statements” in the Prospectus of the State of Israel included in the Registration Statement filed by the State of Israel on the date hereof with the United States Securities and Exchange Commission and any amendments or supplements thereto.

THE GOVERNMENT OF ISRAEL
MINISTRY OF FINANCE

/s/ Yael Andorn
Yael Andorn
Director General
Ministry of Finance

Jerusalem, Israel